Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated September 10, 2021, (except Note 34, as to which the date is December 13, 2021) in the Registration Statement (Amendment No.1 to Form F-1 No. 333-261280) and related Prospectus of Bionomics Limited dated December 13, 2021.

/s/ Ernst & Young

Adelaide, Australia

December 13, 2021